STATE OF GEORGIA

COUNTY OF JACKSON

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement"), is made and entered into this 8th day of December 2010, by and between David Nordstrom of San Clemente, CA (the "Seller") and Assured Equities IV Corporation, a Florida (the "Purchaser") corporation.

RECITALS

A. Seller has full ownership, control and licensing rights in and to that certain trademark known as "Bikini Golf" having a United States Trademark Registration Number of 3274575 (the "Trademark").

B. Seller and Purchaser (the"Parties") have reached understandings with respect to: (i) the sale by Seller and the purchase by Purchaser of the Trademark; and (ii) the payment for such Trademark; and the Parties desire to reduce such understandings to writing in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby do covenant and agree as follows:

1. TRADEMARK BEING SOLD AND PURCHASED:
Upon Seller's receipt of the Initial Payment, as defined below, Seller shall transfer, assign and deliver to Purchaser all of his right, title and interest in and to the Trademark and shall execute any state and/or federal forms necessary to effectuate the transfer.

2. CONSIDERATION PAYABLE TO SELLER BY PURCHASER:
Subject to the terms and conditions of this Agreement, and in consideration of the sale, conveyance, assignment, transfer and delivery by Seller of the Trademark, Purchaser agrees as follows:

2.1 Purchase Price for Trademark:
The purchase price for the Trademark (the "Purchase Price") shall be an amount equal to the sum of Twelve Thousand Five Hundred and 00/100 ($12,500.00) Dollars,

2.2 Payment of Purchase Price:
Purchaser shall pay Seller, via payment through Paypal, a payment of Five Thousand and No/100 ($5,000.00),with the balance of the Purchase Price paid by transferring to Seller Seven Hundred Fifty Thousand (750,000) shares of the currently issued and outstanding common stock of Assured Equities IV Corporation, a Florida corporation (hereafter "Assured Equities"), having a par value of .001 being valued at one ($.01) cent per share for this transaction. As security for the value of the shares of stock in the corporation being transferred, Purchaser shall have Bingo Properties, LLC execute a Deed to Secure Debt, a specimen of said Deed to Secure Debt being attached hereto as Exhibit "A" and by this reference incorporated herein (the "Security Deed"). Bingo shall pledge Lot Two of a parcel of real property it owns in Jackson County, Georgia being more specifically described in that certain Warranty Deed recorded in Deed Book 57L, Page 333, Jackson County, Georgia records, as collateral for the value of the shares of stock in the corporation being transferred. The security shall be deemed satisfied and the Security Deed shall be cancelled upon the earlier of the occurrence of five (5) trades of the stock in Assured Equities for at least one ($.01) cent a share or November 1, 2013. It is hereby acknowledged and agreed that should five (5) such trades of the stock in Assured Equities for at least one($.01) cent a share not occur prior to November 1, 2013, Purchaser shall have the opportunity and right to pay Seller Seven Thousand Five Hundred and No/100 ($7,500.00) Dollars, in cash or certified funds, in full satisfaction of its obligation hereunder. In such event, Seller shall be paid in full, shall cancel and release any security interest he has in any property of Purchaser, and shall convey the stock in Assured Equities originally owned by Purchaser but conveyed to Seller back to Purchaser. Said stock to be re-conveyed shall include any additions to the original Seven Hundred Fifty Thousand (750,000) shares by virtue of stock splits, stock dividends, or the like. The intent of the re-conveyance provision herein is to return to Purchaser the same percentage of outstanding stock that it initially transferred to Seller.

3. CLOSING; OPEN OFFER.

3.1 The closing of the transaction herein (the "Closing") shall occur on or before fourteen (14) days from the date the last party to the Agreement has signed below. This offer shall remain open for five (5) days from the date the first party below signs.

4. REPRESENTATIONS AND WARRANTIES OF SEILER: Seller hereby represents, warrants, and covenants to Purchaser as follows:

4.1 Authorization, Binding Effect. Seller has the full right and power to enter into and perform Seller's obligations hereunder and has the full right and unencumbered title to the Trademark described above. This Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Seller, constitute the legal, valid and binding obligations of Seller, and Seller is not otherwise prohibited from consummating this transaction. Seller's execution will constitute valid and binging obligations of Seller, enforceable against Seller in accordance with the terms hereof and thereof.

5. REPRESENTATIONS AND WARRANTIES OF PURCHASER: Purchaser hereby represents, warrants, and covenants to Seller as follows:

5.1 Organization, Good Standing and Corporate Power. Purchaser is a company duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to own and lease its properties and to conduct its business as such business now is being conducted.

5.2 Authority. The undersigned does represent and warrant that he has the full legal power and authority to enter into and bind Purchaser to perform this Agreement. Such execution, delivery and performance have been duly authorized by all necessary company action by the Management or other governing body of Purchaser, and this Agreement, upon execution, will constitute valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with the terms hereof and thereof.

6. AMENDMENTS AND MODIFICATIONS; No amendment or modification of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all of the Parties

7. ADDRESSES FOR NOTICES: All communications and notices provided for under this Agreement shall be in writing and shall be mailed or delivered to the Parties at the addresses set forth following their signatures hereto, or, as to each party, at such other address as shall be designated by such party in a written or electronic notice to the other party. All notices given by mail as set forth above shall be deemed delivered three (3) days following the date the same is postmarked and all other notices shall be deemed effective upon receipt.

8. BINDING EFFECT AND ASSIGNMENT: This Agreement and all agreements and documents delivered in accordance herewith shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and assigns; provided, however, that none of the parties shall assign or transfer their rights hereunder without the prior written consent of the other Parties.

9. GOVERNING LAW: This Agreement and all agreements and documents delivered in accordance herewith shall be deemed to be contracts under the laws of the State of Georgia, County of Jackson and for all purposes shall be construed in accordance with the laws of said State. All parties consent to jurisdiction in Jackson County, Georgia courts for the resolution of any disputes arising under and pursuant to this Agreement.

10. EXECUTION IN COUNTERPARTS: This Agreement may be executed by the Parties individually or in any combination of the Parties and several separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Agreement.

11. SEVERABILITY: Each of the provisions, covenants and agreements contained in this Agreement is severable from each of the others, and if any provision hereof is prohibited or unenforceable under applicable law, such provision is to be construed so as to be unenforceable without invalidating the remainder thereof or the remaining portions of this Agreement.

12. ENTIREAGREEMENT; TIME OF THE ESSENE; SURVIVAL: This Agreement, together with all documents attached hereto or referenced hereto, constitute the entire agreement between the Parties with respect to the transactions contemplated hereby and supersede and are in full substitution for any and all prior agreements and understandings between the Parties relating to such transactions. Time is of the essence of this Agreement. This Agreement shall survive closing.

IN WITNESS WHEREOF, the Parties hereto have hereunto affIxed their hands and seals, all as of the day and year first above written.

By: s/s Dave Nordstrom
Dave Nordstrom

Address:
2029 Via Concha
San Clements, CA 92673

Assured Equities IV Corporation

By: s/s Cecil VanDyke
Cecil Van Dyke, Chairman of the Board

Address:
77 Acorn Avenue
Talmo, GA 30575

Attachment:
Exhibit "A:" Specimen of Deed to Secure Debt

ATTACHMENT A

Exhibit "A"

DEED TO SECURE DEBT WITH POWER OF SALE

STATE OF GEORGIA, BARROW COUNTY

This Deed to Secure Debt made this 8th day of December, 2010, in consideration of Seven Thousand Five Hundred and 00/100 ($7,500.00) DOLLARS, the receipt whereof is hereby acknowledged, Bingo Properties, LLC, a Georgia limited liability company, grantor has bargained, sold and does hereby transfer and convey unto Dave Nordstrom its successors and assigns, grantee, the following described property, to-wit:

All that tract or parcel of land lying and being in the 242nd and 1747th District G.M., State of Georgia, County of Jackson, being Lot 2 of Caden Cove and being more particularly described and delineated according to a plat and survey prepared by W. T. Dunahoo and Associates, Inc., certified by W. T. Dunahoo, GRLS 1577, dated November 7, 2006, entitled "Final Plan for Caden Cove," said plat being of record in the Office of the Clerk of Superior Court, Jackson County, Georgia in Plat Book 70, page 2, which said plat and the recording thereof are by reference hereto incorporated herein for a more complete and detailed description.

TO HAVE AND TO HOLD the same in fee simple; and said grantor warrants the title to the same unto said grantee and assigns.

This conveyance is made to secure debt of $7,500.00, or any renewal of the whole or any part of said indebtedness, or any and all other indebtedness now or hereafter due from grantor to grantee, with a final maturity not to exceed November 1, 2013.

Grantor hereby further covenants and agrees that in case of any default in any whole or partial payment of any indebtedness secured hereby or in the due performance of any of the covenants herein expressed to be performed by Grantor, then in such event, the entire amount of the indebtedness secure hereby, together with any and all sums paid for account of Grantor in accordance with the provisions above set forth, shall at the option of the Grantee, then and thereby become and be due and payable, forthwith, with accrued interest, and all expenses and costs of collection, including Fifteen Per Cent (15%) of the amount due as attorney's fees, and the amount of such costs, expenses and fees shall be added to the amount of the debt secured hereby as part thereof, and as such shall also be covered by the security of this Deed; and time is of the essence of this Deed.

In case the Secured Debt shall not be paid when it becomes due by maturity in due course, or by reason of default as herein provided, Grantor hereby grants to Grantee, the following irrevocable power of attorney: To sell all or any part of the Property at auction, at the usual place of conducting sales at the courthouse in the county where the land or any part thereof lies, in the State of Georgia, to the highest bidder for cash, after advertising the time, terms and place of such sale once a week for four weeks immediately preceding such sale (but without regard to the number of days) in a newspaper of general circulation published in the county where the land or any part thereof lies, or in the paper in which the Sheriff's advertisements for such county are published, all other notice being hereby waived by Grantor, and Grantee (or any person on behalf of Grantee) may bid and purchase at such sale and thereupon execute and deliver to the purchasers at such sale a sufficient conveyance of the Property in fee simple, which conveyance may contain recitals as to the happenings of the default upon which the execution of the power of sale herein granted depends, and Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make such recitals, and hereby covenants and agrees that the recitals so made by Grantee shall be binding and conclusive upon Grantor, and that the conveyance to be made by Grantee shall be effectual to bar any equity of redemption of Grantor in and to the Property, and Grantee shall collect the proceeds of such sale, and after reserving therefrom the entire amount of principal and interest due, together with the amount of taxes, assessments and premiums of insurance or other payments theretofore paid by Grantee, with Ten Percent (10%) per annum thereon from date of payment, together with all costs and expenses of sale and Fifteen Per Cent (15%) of the aggregate amount due for attorney's fees, shall pay any overage to the Grantor or the person entitled thereto as provided by law, Grantor further covenants that in case of a sale as hereinbefore provided, Grantor, or any person in possession under Grantor, shall then become and be tenants holding over and shall forthwith deliver possession to the purchaser at such sale, or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over. The power and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise and are granted as cumulative to the remedies for collection of the Secured Debt provided by law.

I agree to maintain adequate fire insurance on this property with loss payee to grantee and to keep all taxes and other assessments current.

Said grantor hereby covenants that fee simple title to said property is vested in him, and that there are no liens of any nature against him.

Witness my hand and seal the day and year first above written,

Signed, sealed and delivered in the presence of:

Bingo Properties, LLC

s/s C.R. VanDyke
C. R. VanDyke
Sole Member/Manager

Unofficial Witness

By:

Notary Public
My Commission Expires:

{Notary Seal}